Exhibit 99.1
Heliogen, Inc. Announces First Quarter 2023
Financial and Operational Results

PASADENA, CA, May 9, 2023 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its first quarter 2023 financial and operational results.

Recent Highlights

•Began high-volume automated heliostat production at Heliogen’s manufacturing facility in Long Beach, CA

First Quarter 2023 Highlights

•Entered into an agreement to provide front-end concept design and R&D engineering services
•Completed the preliminary design and secured a site for the “Proxima” green hydrogen project in Lancaster, CA
•Implemented cost reduction program to streamline operations and extend liquidity runway
•Following the leadership transition of Heliogen’s CEO in February 2023, announced Strategic Plan and formed Board-level Corporate Strategy Committee to oversee the implementation of Heliogen’s long-term strategic plan and specific strategic initiatives
Executive Commentary

“During the first quarter of 2023, we embraced a new chapter of growth and resilience at Heliogen. After introducing our strategic initiatives aimed at delivering significant value to our shareholders and customers, we devised our cost reduction program and began to implement it at the end of March,” said Christie Obiaya, Heliogen’s Chief Executive Officer.

Ms. Obiaya continued, “We are committed to accelerating our sales and establishing stronger relationships with our commercial partners, as well as leveraging research and development opportunities that validate important applications for decarbonization. Our focus on perfecting our product-market fit, expediting the deployment of large-scale projects, and ensuring financial stability will help drive Heliogen’s success in the coming quarters. In a short time, we have made great progress on our strategic initiatives, and we will continue to forge ahead with determination to deliver on the promise of our groundbreaking technology.”

First Quarter 2023 Financial Results

For the first quarter 2023, Heliogen reported total revenue of $1.9 million and net loss of $10.5 million. Heliogen’s net loss in the fourth quarter 2022 was $35.0 million. The change in net loss for the first quarter 2023 compared to the fourth quarter 2022 was driven primarily by a non-cash reduction of share-based compensation expense of $17.5 million and a $6.6 million decrease of R&D expenses. Heliogen’s Adjusted EBITDA was negative $17.8 million for first quarter 2023.

Conference Call Information

The Heliogen management team will host a conference call to discuss its first quarter 2023 financial results on Wednesday, May 10, 2023, at 10:00 a.m. EDT. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-300-8521 (1-412-317-6026 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

Open Conference Call Question Submission

Members of the investor community may submit questions before the start of the conference call for consideration via email to louis.baltimore@heliogen.com.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our commitment to accelerating our sales and establishing stronger relationships with our commercial partners, our focus on perfecting our product-market fit, our plans to expedite the deployment of large-scale projects, extend our liquidity runway, achieving our financial and operational goals and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to maintain listing on the New York Stock Exchange; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022 and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Louis Baltimore
VP, Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$1,937	$3,539
Cost of revenue	2,382	37,824
Gross loss	(445)	(34,285)

Operating expenses:
Selling, general and administrative	4,165	20,062
Research and development	5,260	9,375
Impairment charges	1,008	—
Total operating expenses	10,433	29,437
Operating loss	(10,878)	(63,722)

Interest income, net	283	194
Gain on warrant remeasurement	304	4,026
Other expense, net	(253)	(76)
Net loss before taxes	(10,544)	(59,578)
Benefit for income taxes	—	610
Net loss	$(10,544)	$(58,968)

Loss per share:
Loss per share – Basic and Diluted	$(0.05)	$(0.32)
Weighted average number of shares outstanding – Basic and Diluted	196,899,292	184,031,015

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$39,215	$45,719
Investments, available-for-sale	80,700	97,504
Other current assets	19,166	15,598
Total current assets	139,081	158,821
Non-current assets	30,889	32,798
Total assets	$169,970	$191,619
LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade payables	$3,285	$6,921
Contract liabilities	10,966	10,348
Contract loss provisions	28,360	28,418
Other current liabilities	5,945	5,602
Total current liabilities	48,556	51,289
Long-term liabilities	15,386	15,006
Total liabilities	63,942	66,295
Shareholders’ equity	106,028	125,324
Total liabilities and shareholders’ equity	$169,970	$191,619

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(10,544)	$(58,968)
Interest income, net	(283)	(194)
Benefit for income taxes	—	(610)
Depreciation and amortization	601	760
EBITDA	$(10,226)	$(59,012)
Impairment charges (1)	1,008	—
Gain on warrant remeasurement (2)	(304)	(4,026)
Share-based compensation (3)	(9,306)	12,982
Provision for contract losses (4)	370	33,737
Contract losses incurred (4)	(447)	29
Change in fair value of contingent consideration (5)	1,125	14
Adjusted EBITDA	$(17,780)	$(16,276)
________________
(1)Represents the impairment of goodwill associated with the acquisition of HelioHeat GmbH (the “HelioHeat Acquisition”).
(2)Represents the change in fair value on our outstanding warrant liabilities.
(3)Share-based compensation for the three months ended March 31, 2023 includes a net reduction of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer and excludes $0.1 million of expense associated with the issuance of warrants in April 2022 in connection with a vendor agreement.
(4)Represents contract losses with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. Contract loss is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(5)Represents the change in fair value of our contingent consideration related to the HelioHeat Acquisition.